Letterhead of PricewaterhouseCoopers LLP


                                                     PricewaterhouseCoopers LLP
                                                     1177 Avenue of the Americas
                                                     New York  NY  10036
                                                     Telephone (212) 596 8000
                                                     Facsimile (212) 596 8910


                       CONSENT OF INDEPENDENT ACCOUNTANTS

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We consent to the  incorporation  by reference in the  Prospectus  Supplement of
Norwest Asset Securities Corporation relating to the Norwest Asset Securities Corporation 1999-18 Trust of our report dated January 26, 1999 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998. We also consent to the reference to our Firm under the caption "Experts".


                                                  /s/ PRICEWATERHOUSECOOPERS LLP
                                                  ------------------------------
                                                  PricewaterhouseCoopers LLP


June 23, 1999